     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2010
                                                     REGISTRATION NO. 811-08162

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               -----------------

                                   FORM N-1A

                            AMENDMENT NO. 41 TO THE
                            REGISTRATION STATEMENT
                                     UNDER
                      THE INVESTMENT COMPANY ACT OF 1940

                               -----------------

                          MASTER INVESTMENT PORTFOLIO
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                               -----------------

                               400 HOWARD STREET
                            SAN FRANCISCO, CA 94105
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  REGISTRANT'S TELEPHONE NUMBER: 415-597-2000

                               -----------------

                               ANNE F. ACKERLEY
                              BLACKROCK FUNDS III
                              55 EAST 52ND STREET
                           NEW YORK, NEW YORK 10055
                           UNITED STATES OF AMERICA
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               -----------------

                                WITH A COPY TO:

     JOHN A. MACKINNON, ESQ.                    ANDREW JOSEF, ESQ.
        SIDLEY AUSTIN LLP           BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.
        787 SEVENTH AVENUE                      400 HOWARD STREET
     NEW YORK, NEW YORK 10019                SAN FRANCISCO, CA 94105

================================================================================

                           MASTER INVESTMENT PORTFOLIO

                     LIFEPATH(R) RETIREMENT MASTER PORTFOLIO
                        LIFEPATH 2020 MASTER PORTFOLIO(R)
                        LIFEPATH(R) 2025 MASTER PORTFOLIO
                        LIFEPATH 2030 MASTER PORTFOLIO(R)
                        LIFEPATH(R) 2035 MASTER PORTFOLIO
                        LIFEPATH 2040 MASTER PORTFOLIO(R)
                        LIFEPATH(R) 2045 MASTER PORTFOLIO
                        LIFEPATH(R) 2050 MASTER PORTFOLIO
                        LIFEPATH(R) 2055 MASTER PORTFOLIO

                                EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for LifePath(R) Retirement Master Portfolio, LifePath 2020 Master Portfolio(R), LifePath(R) 2025 Master Portfolio, LifePath 2030
Master Portfolio(R), LifePath(R) 2035 Master Portfolio, LifePath
2040 Master Portfolio(R), LifePath(R) 2045 Master Portfolio,
LifePath(R) 2050 Master Portfolio and LifePath(R) 2055 Master
Portfolio (each, a "Master Portfolio" or "LifePath Master Portfolio" and collectively, the "Master Portfolios" or "LifePath Master Portfolios"). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio ("MIP"), an open-end, series management investment company.

Each Master Portfolio operates as part of a master/feeder structure, and a corresponding feeder fund (a BlackRock Funds III Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the BlackRock Funds III Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act"), of BlackRock Funds III (File Nos. 33-54126; 811-07332) that relates to and includes Institutional, Investor A, Investor C, Class R and Class K Shares prospectuses and the statement of additional information of LifePath(R) Retirement Portfolio, LifePath 2020
Portfolio(R), LifePath(R) 2025 Portfolio, LifePath 2030
Portfolio(R), LifePath(R) 2035 Portfolio, LifePath 2040
Portfolio(R), LifePath(R) 2045 Portfolio, LifePath(R) 2050
Portfolio and LifePath(R) 2055 Portfolio (each, a "BlackRock Funds III
Feeder Fund" and collectively, the "BlackRock Funds III Feeder Funds"). Each BlackRock Funds III Feeder Fund invests all of its assets in a corresponding Master Portfolio. LifePath Retirement Portfolio, LifePath 2020 Portfolio, LifePath 2025 Portfolio, LifePath 2030 Portfolio, LifePath 2035 Portfolio, LifePath 2040 Portfolio, LifePath 2045 Portfolio, LifePath 2050 Portfolio and LifePath 2055 Portfolio each, respectively, invests all of its assets in LifePath Retirement Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2025 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2035 Master Portfolio, LifePath 2040 Master Portfolio, LifePath 2045 Master Portfolio, LifePath 2050 Master Portfolio and LifePath 2055 Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a supplement to a BlackRock Funds III Feeder Fund's prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BlackRock Funds III Feeder Fund's current prospectus and statement of additional information, as supplemented from time to time, is referred to herein collectively as the "Prospectus" and "SAI," respectively.

LifePath(R) is a registered service mark of BlackRock Institutional Trust Company, N.A. ("BTC") and the LifePath products are covered by U.S. Patents 5,812,987 and 6,336,102.

                             PART A -  PROSPECTUS
                                 June 25, 2010

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY "SECURITY" WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios' Part B, dated June 25, 2010, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5. MANAGEMENT.

BlackRock Fund Advisors ("BFA") is the investment adviser of each Master Portfolio. Prior to December 1, 2009, BFA was known as Barclays Global Fund Advisors.

MIP incorporates by reference information concerning each Master Portfolio's portfolio managers from the following section "Portfolio Managers" in each LifePath Portfolio Overview section of the Prospectus.

ITEM 6. PURCHASE AND SALE OF INTERESTS.

Interests in each Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act.

Each BlackRock Funds III Feeder Fund may withdraw all or any portion of its investment in the applicable Master Portfolio on any business day on which the New York Stock Exchange ("NYSE") is open at the net asset value ("NAV"), next determined after a redemption request is received in proper form by the Master Portfolio.

ITEM 7. TAX INFORMATION.

Each Master Portfolio intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Each BlackRock Funds III Feeder Fund will be taxable on its allocable portion of the income of the applicable Master Portfolio. Each Master Portfolio will not be subject to any U.S. federal income tax.

ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each LifePath Master Portfolio's investment objective, principal investment strategies, related risks and disclosure of portfolio holdings from the following sections of the corresponding BlackRock Funds III Feeder Fund's Prospectus: "Details About the LifePath Portfolios - Investment Time Horizons," "Details About the LifePath Portfolios - A Further Discussion of Principal Investment Strategies," and "Details About the LifePath Portfolios - A Further Discussion of Risk Factors." Registrant further incorporates by reference the "Disclaimers" from the Prospectus.

A description of each Master Portfolio's policies and procedures with respect to the disclosure of the Master Portfolio's portfolio holdings is available in the SAI and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

BFA serves as investment adviser to the Master Portfolios. BFA manages the investment of each Master Portfolio's assets and provides each Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's board of trustees (the "Board of Trustees" or the "Board") and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio's and MIP's management from the following sections of the corresponding BlackRock Funds III Feeder Fund's Prospectus:
"Management of the LifePath Portfolios - Investment Adviser" and "Management of the LifePath Portfolios - Portfolio Managers."

MIP further incorporates by reference additional management information from the following section of the Prospectus: "Management of the LifePath Portfolios
- Administrative Services."

CONFLICTS OF INTEREST

MIP incorporates by reference information concerning conflicts of interest from the following section of the Prospectus: "Management of the LifePath Portfolios
- Conflicts of Interest."

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an "interestholder") of a portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath(R)
Retirement Master Portfolio, LifePath 2020 Master Portfolio(R),
LifePath(R) 2025 Master Portfolio, LifePath 2030 Master Portfolio(Reg.
TM), LifePath(R) 2035 Master Portfolio, LifePath 2040 Master
Portfolio(R), LifePath(R) 2045 Master Portfolio, LifePath(R)
2050 Master Portfolio, LifePath(R) 2055 Master Portfolio, Money Market
Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Stock Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and in Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

MIP incorporates by reference information concerning organizational structure from the following section of the Prospectus: "Account Information - Master/Feeder and Fund of Funds Structures."

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 55 East 52nd Street, New York, NY 10055.

Please see Item 22 of Part B for a further description of MIP's capital structure.

ITEM 11. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder's proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio's aggregate net assets ("Net Assets") (I.E., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the applicable Master Portfolio. The value of each Master Portfolio's Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) ("Valuation Time") on each day the NYSE is open for business (a "Business Day").

An investor in a Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio's Net Assets by the percentage, effective for that day, of that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction:
(i) the numerator of which is the value of the investor's cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio's Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

Each Master Portfolio is a "fund of funds" - I.E., each Master Portfolio invests in registered investment companies (the "Underlying Funds"). The NAV of each Master Portfolio is calculated based on the NAVs of the Underlying Funds in which the Master Portfolio invests. The registration statements for the Underlying Funds include descriptions of the methods for valuing the Underlying Funds' investments, including a description of the circumstances in which the investments of the Underlying Funds that are not money market funds would be valued using fair value pricing and the effects of using fair value pricing.

MIP also incorporates by reference the information from the following section of the SAI: "Determination of Net Asset Value."

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the NAV next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the next Business Day after receiving a properly executed redemption order and no longer than seven days after receiving the order. MIP may, however, suspend the right of redemption or postpone redemption payments for longer than seven days for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio's investments is not reasonably practicable; or
(iv) for such other periods as the Securities and Exchange Commission ("SEC") by order may permit, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by the Master Portfolios or in the Underlying Funds rather than in cash. These "in-kind" redemptions may occur if the amount to be redeemed is large enough to affect a Master Portfolio's operations (E.G., if it represents more than 1% of a Master Portfolio's assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios' net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio's net investment income will be distributed to an interestholder's account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder's account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders PRO RATA in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectus: "Account Information
- Short-Term Trading Policy."

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor's share of a Master Portfolio's income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor's U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have "passed through" to interestholders their proportionate shares of the Master Portfolio's interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor's beneficial interests in the Master Portfolio. Such distributions will reduce an investor's tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its interestholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

ITEM 12. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a "master" fund in a "master/feeder" structure. Only "feeder funds" - I.E., investment companies that are "accredited investors" and invest all of their assets in the Master Portfolios - or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. BlackRock Investments, LLC ("BRIL") is the placement agent for the Master Portfolios. In addition, BRIL provides certain compliance related, sales related and other services for the Master Portfolios pursuant to a Service Standards Agreement with BTC, the administrator. BTC compensates BRIL for these services.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

MIP's Board of Trustees has adopted, on behalf of each LifePath Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan provides that if any portion of a LifePath Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each LifePath Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a LifePath Master Portfolio such payment would be authorized pursuant to the Plan. These payments, if any, would be paid out of the LifePath Master Portfolios' assets on an on-going basis. Over time, these payments would increase the cost of an interestholder's investment and may cost an interestholder more than paying other types of sales charges. The LifePath Master Portfolios currently do not pay any amounts pursuant to the Plan.

ITEM 13. FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

                           MASTER INVESTMENT PORTFOLIO

                     LIFEPATH(R) RETIREMENT MASTER PORTFOLIO
                        LIFEPATH 2020 MASTER PORTFOLIO(R)
                        LIFEPATH(R) 2025 MASTER PORTFOLIO
                        LIFEPATH 2030 MASTER PORTFOLIO(R)
                        LIFEPATH(R) 2035 MASTER PORTFOLIO
                        LIFEPATH 2040 MASTER PORTFOLIO(R)
                        LIFEPATH(R) 2045 MASTER PORTFOLIO
                        LIFEPATH(R) 2050 MASTER PORTFOLIO
                        LIFEPATH(R) 2055 MASTER PORTFOLIO

                  PART B - STATEMENT OF ADDITIONAL INFORMATION

                                  June 25, 2010

ITEM 14. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP") is an open-end, series management investment company. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios. This Part B is for LifePath(R) Retirement Master Portfolio, LifePath 2020 Master Portfolio(R),
LifePath(R) 2025 Master Portfolio, LifePath 2030 Master Portfolio(Reg.
TM), LifePath(R) 2035 Master Portfolio, LifePath 2040 Master
Portfolio(R), LifePath(R) 2045 Master Portfolio, LifePath(R)
2050 Master Portfolio and LifePath(R) 2055 Master Portfolio (each, a
"Master Portfolio" or "LifePath Master Portfolio" and collectively, the "Master Portfolios" or "LifePath Master Portfolios"). This Part B is not a prospectus and should be read in conjunction with Part A, also dated June 25, 2010, of the LifePath Master Portfolios. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of LifePath(R) Retirement Portfolio, LifePath 2020
Portfolio(R), LifePath(R) 2025 Portfolio, LifePath 2030
Portfolio(R), LifePath(R) 2035 Portfolio, LifePath 2040
Portfolio(R), LifePath(R) 2045 Portfolio, LifePath(R) 2050
Portfolio and LifePath(R) 2055 Portfolio (each, a "BlackRock Funds III
Feeder Fund" and collectively, the "BlackRock Funds III Feeder Funds"), as amended, revised or supplemented from time to time (the "SAI"). A copy of Part A of the Registration Statement with respect to the Master Portfolios may be obtained without charge by writing to Master Investment Portfolio, c/o PNC Global Investment Servicing (U.S.) Inc., P.O. Box 9819, Providence, RI 02940-8019, or by calling 1-800-441-7762. MIP's registration statement may be examined at the office of the Securities and Exchange Commission (the "SEC") in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                      -----
         ITEM 15 TRUST HISTORY                                          B-2
         ITEM 16 DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR         B-2
                 INVESTMENTS AND RISKS
         ITEM 17 MANAGEMENT OF THE TRUST                                B-2
         ITEM 18 CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS     B-4
         ITEM 19 INVESTMENT ADVISORY AND OTHER SERVICES                 B-5
         ITEM 20 PORTFOLIO MANAGERS                                     B-7
         ITEM 21 BROKERAGE ALLOCATION AND OTHER PRACTICES               B-7
         ITEM 22 CAPITAL STOCK AND OTHER INTERESTS                      B-7
         ITEM 23 PURCHASE, REDEMPTION AND PRICING OF INTERESTS          B-7
         ITEM 24 TAXATION OF THE TRUST                                  B-8
         ITEM 25 UNDERWRITERS                                          B-10
         ITEM 26 CALCULATION OF PERFORMANCE DATA                       B-10
         ITEM 27 FINANCIAL STATEMENTS                                  B-10

ITEM 15. TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund company that has been divided into separate portfolios.

ITEM 16. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio's additional investment strategies, risks and restrictions from the following sections of the SAI: "Description of the LifePath Portfolios and their Investments and Risks - Investment Objectives and Policies," "Description of the LifePath Portfolios and their Investments and Risks - Fundamental Investment Restrictions of the Master Portfolios," "Description of the LifePath Portfolios and their Investments and Risks - Non-Fundamental Investment Restrictions of the Master Portfolios," "Investments and Risks of the Master Portfolios," "Investments and Risks of the Underlying Funds," and "Appendix A."

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio's policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI:
"Selective Disclosure of Portfolio Holdings."

ITEM 17. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with
Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following section of the SAI: "Management." The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same co-chairs and the same committee structure as the board of trustees of BlackRock Funds III.

COMPENSATION OF TRUSTEES. Effective December 1, 2009, each member of MIP's Board of Trustees who is not an "interested person" of MIP (as such term is defined in the 1940 Act) (each, an "Independent Trustee") is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the funds advised by BFA or its affiliates (the "BlackRock-advised Funds") in the complex of open-end funds referred to as the Equity-Liquidity Complex, including MIP and BlackRock Funds III, and a $5,000 Board meeting fee to be paid for each in-person Board meeting attended (a $2,500 Board meeting fee for telephonic attendance at regular Board meetings), for up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case by case basis), together with out of pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Boards of Trustees are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committees, Compliance Committees, Governance and Nominating Committees, Performance Oversight and Contract Committees and the Vice-Chair of the Performance Oversight and Contract Committees are each paid an additional annual retainer of $25,000. The Chair of the Joint Product Pricing Committee, who oversees the BlackRock-advised Funds in the Equity-Bond Complex, is paid an annual retainer of $25,000 that is allocated among all of the non-money market funds in the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock fund complexes (the "BlackRock Fund Complexes").

Mr. Henry Gabbay is an interested Trustee of MIP and serves as an interested board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $487,500, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including MIP and BlackRock Funds III, and (ii) with respect to each of the two open-end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case by case basis). Mr. Gabbay will also be reimbursed for out of pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay's compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including MIP and BlackRock Funds III) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the independent board members serving on such boards. The Board or the board of any other BlackRock-advised Fund may modify the board members' compensation from time to time depending on market conditions, and Mr. Gabbay's compensation would be impacted by those modifications.

Each of the Independent Trustees and Mr. Gabbay agreed to a 10% reduction in their compensation described above for the period December 1, 2009 through December 31, 2009.

From January 1, 2009 through November 30, 2009, MIP paid each Independent Trustee then in office MIP's allocable share of the following Independent Trustee fees and expenses: (i) an annual base fee of $60,000; (ii) a per meeting fee of $6,000 for meetings of the Board attended by the Trustee; (iii) a committee meeting fee of $2,500 for each Audit Committee meeting attended by the Trustee; and (iv) a committee meeting fee of $2,000 for each Nominating and Governance Committee meeting attended by the Trustee. The Chairperson of the Audit Committee was paid MIP's allocable share of an annual fee of $10,000 and the Chairperson of the Nominating and Governance Committee was paid MIP's allocable share of an annual fee of $5,000. The Lead Independent Trustee was paid MIP's allocable share of an additional annual base fee of $17,500. These Independent Trustee fees and expenses were allocated between MIP and BlackRock Funds III, based on their respective assets under management.

MIP reimburses each Trustee for travel and other out-of-pocket expenses incurred by him or her in connection with attending Board and committee meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the fund complex, as defined in Form N-1A under the 1940 Act.

As of December 1, 2009, the members of the Board of Trustees of MIP listed below (each, a "Previous Trustee") resigned. The table below indicates the amount of compensation each Previous Trustee was paid as of December 31, 2009. Compensation is not shown for the Trustees currently in office because they did not serve as Trustees of MIP until December 1, 2009, and they did not receive compensation from MIP in 2009.

                               AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INTERESTED TRUSTEE           FROM MIP           FROM FUND COMPLEX/(1)/
----------------------------  ------------------------  ----------------------
Lee T. Kranefuss                           $0                     $0
H. Michael Williams                        $0                     $0

                                 AGGREGATE COMPENSATION     TOTAL COMPENSATION
 NAME OF INDEPENDENT TRUSTEES           FROM MIP           FROM FUND COMPLEX/(1)/
------------------------------  ------------------------  ----------------------
Mary G. F. Bitterman/(2)/               $78,606                  $157,000
A. John Gambs/(3)/                      $85,190                  $157,500
Hayne E. Leland                         $71,360                  $132,000
Jeffrey M. Lyons                        $78,922                  $146,000
Wendy Paskin-Jordan                     $75,948                  $140,500
Leo Soong/(4)/                          $85,416                  $158,000

----------
/(1)/ Includes compensation for serving on the Board of Trustees of BlackRock
      Funds III.
/(2)/ Previously the Nominating and Governance Committee Chair.
/(3)/ Previously the Audit Committee Chair.
/(4)/ Previously the Lead Independent Trustee.

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the SAI: "Management - Codes of Ethics."

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following section of the SAI:
"Management - Proxy Voting Policies of the Master Portfolios" and "Appendix B."

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of May 31, 2010, the interestholders identified below were known by MIP to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below. As of such date, LifePath 2025 Master Portfolio, LifePath 2035 Master Portfolio, LifePath 2045 Master Portfolio and LifePath 2055 Master Portfolio have not commenced operations.

                                                                           PERCENTAGE OF    NATURE OF
        MASTER PORTFOLIO           NAME AND ADDRESS OF INTERESTHOLDER    MASTER PORTFOLIO   OWNERSHIP
-------------------------------- -------------------------------------- ------------------ ----------
LifePath Retirement Master       State Farm LifePath Income Portfolio           48%          Record
Portfolio                        One State Farm Plaza
                                 Bloomington, IL 61791
                                 LifePath Retirement Portfolio                  52%          Record
                                 c/o BlackRock Funds III
                                 400 Howard Street
                                 San Francisco, CA 94105

LifePath 2020 Master Portfolio   State Farm LifePath 2020 Portfolio             45%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791
                                 LifePath 2020 Portfolio                        55%          Record
                                 c/o BlackRock Funds III
                                 400 Howard Street
                                 San Francisco, CA 94105

LifePath 2030 Master Portfolio   State Farm LifePath 2030 Portfolio             46%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791
                                 LifePath 2030 Portfolio                        54%          Record
                                 c/o BlackRock Funds III
                                 400 Howard Street
                                 San Francisco, CA 94105

LifePath 2040 Master Portfolio   State Farm LifePath 2040 Portfolio             45%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791
                                 LifePath 2040 Portfolio                        55%          Record
                                 c/o BlackRock Funds III
                                 400 Howard Street
                                 San Francisco, CA 94105

LifePath 2050 Master Portfolio   State Farm LifePath 2050 Portfolio             43%          Record
                                 One State Farm Plaza
                                 Bloomington, IL 61791
                                 LifePath 2050 Portfolio                        57%          Record
                                 c/o BlackRock Funds III
                                 400 Howard Street
                                 San Francisco, CA 94105

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a BlackRock Funds III Feeder Fund, State Farm LifePath Income Portfolio or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to MIP (E.G., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of May 31, 2010, no Trustee owned any beneficial interest in MIP, and the Trustees and principal officers of MIP as a group beneficially owned less than 1% of the outstanding beneficial interests of the fund complex, as defined in Form N-1A under the 1940 Act.

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A.

INVESTMENT ADVISER. MIP incorporates by reference the information concerning the investment adviser from the following sections of the SAI: "Investment Adviser and Other Service Providers - Investment Adviser" "Investment Adviser and Other Service Providers - Advisory Fees" and "Investment Adviser and Other Service Providers - Underlying Funds."

For the fiscal years shown below, each Master Portfolio paid the following management fees to BFA, net of waivers and/or offsetting credits:

                                         FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                             12/31/2007           12/31/2008          12/31/2009
--------------------------------------  -------------------  -------------------  ------------------
LifePath Retirement Master Portfolio          $ 41,176            $  39,183           $  69,853
LifePath 2020 Master Portfolio                $297,905            $ 195,434           $ 223,071
LifePath 2025 Master Portfolio/(1)/                N/A                  N/A                 N/A
LifePath 2030 Master Portfolio                $195,351            $ 120,088           $ 137,435
LifePath 2035 Master Portfolio/(1)/                N/A                  N/A                 N/A
LifePath 2040 Master Portfolio                $117,693            $  63,689           $  79,077
LifePath 2045 Master Portfolio/(1)/                N/A                  N/A                 N/A
LifePath 2050 Master Portfolio/(2)/                N/A            ( $12,879)           ($10,365)
LifePath 2055 Master Portfolio/(1)/                N/A                  N/A                 N/A

-------
/(1)/ As of March 31, 2010, LifePath 2025 Master Portfolio, LifePath 2035 Master
      Portfolio, LifePath 2045 Master Portfolio and LifePath 2055 Master Portfolio have not yet commenced operations.
/(2)/ LifePath 2050 Master Portfolio commenced operations on June 30, 2008.

For the fiscal years shown below, BFA waived the following management fees payable by the Master Portfolios:

                                         FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                             12/31/2007           12/31/2008          12/31/2009
--------------------------------------  -------------------  -------------------  ------------------
LifePath Retirement Master Portfolio         $  955,919           $1,013,186          $1,212,746
LifePath 2020 Master Portfolio               $5,428,868           $5,319,065          $4,716,849
LifePath 2025 Master Portfolio/(1)/                 N/A                  N/A                 N/A
LifePath 2030 Master Portfolio               $4,037,758           $4,090,883          $3,767,019
LifePath 2035 Master Portfolio/(1)                  N/A                  N/A                 N/A
LifePath 2040 Master Portfolio               $2,982,176           $3,075,233           2,967,134
LifePath 2045 Master Portfolio/(1)/                 N/A                  N/A                 N/A
LifePath 2050 Master Portfolio/(2)/                 N/A           $    7,356          $   67,130
LifePath 2055 Master Portfolio/(1)/                 N/A                  N/A                 N/A

----------
/(1)/ As of March 31, 2010, LifePath 2025 Master Portfolio, LifePath 2035 Master
      Portfolio, LifePath 2045 Master Portfolio and LifePath 2055 Master Portfolio have not yet commenced operations.
/(2)/ LifePath 2050 Master Portfolio commenced operations on June 30, 2008.

The fees and expenses of the Independent Trustees of MIP, counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit services in connection with the Master Portfolios (collectively referred to as the "MIP Independent Expenses") are paid directly by the Master Portfolios. For the period January 1, 2007 through close of business on April 30, 2012, each of BTC and BFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses.

For the fiscal years shown below, BFA provided an offsetting credit, in the amounts shown, against management fees paid with respect to the Master
Portfolios:

                                         FISCAL YEAR ENDED    FISCAL YEAR ENDED    FISCAL YEAR ENDED
MASTER PORTFOLIO                             12/31/2007           12/31/2008          12/31/2009
--------------------------------------  -------------------  -------------------  ------------------
LifePath Retirement Master Portfolio            $27,206              $16,674             $17,129
LifePath 2020 Master Portfolio                  $39,714              $31,947             $29,042
LifePath 2025 Master Portfolio/(1)/                 N/A                  N/A                 N/A
LifePath 2030 Master Portfolio                  $35,541              $27,570             $25,423
LifePath 2035 Master Portfolio/(1)/                 N/A                  N/A                 N/A
LifePath 2040 Master Portfolio                  $32,498              $23,893             $22,533
LifePath 2045 Master Portfolio/(1)/                 N/A                  N/A                 N/A
LifePath 2050 Master Portfolio/(2)/                 N/A              $13,190             $12,786
LifePath 2055 Master Portfolio/(1)/                 N/A                  N/A                 N/A

-------
/(1)/ As of March 31, 2010, LifePath 2025 Master Portfolio, LifePath 2035 Master
      Portfolio, LifePath 2045 Master Portfolio and LifePath 2055 Master Portfolio have not yet commenced operations.
/(2)/ LifePath 2050 Master Portfolio commenced operations on June 30, 2008.

ADMINISTRATOR. MIP incorporates by reference the information concerning BTC, as the administrator of the Master Portfolios, from the following section of the
SAI: "Investment Adviser and Other Service Providers - Administrator."

BTC is not entitled to compensation for providing administration services to a Master Portfolio so long as it is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BTC or an affiliate receives management fees from such Master Portfolios.

PLACEMENT AGENT. BRIL is the placement agent for the Master Portfolios. BRIL is a registered broker-dealer located at 40 East 52nd Street, New York, NY 10022. BRIL does not receive compensation from the Master Portfolios for acting as placement agent. See "Underwriters" at Item 25 below.

CUSTODIAN. State Street Bank and Trust Company ("State Street") is the Master Portfolios' custodian and is located at 200 Clarendon Street, Boston, MA 02116. State Street is not entitled to receive compensation for its custodial services to a Master Portfolio so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

TRANSFER AND DIVIDEND DISBURSING AGENT. PNC Global Investment Servicing (U.S.) Inc. ("PNC GIS") also acts as the Master Portfolios' transfer and dividend disbursing agent. For its services as transfer and dividend disbursing agent to the Master Portfolios, PNC GIS is entitled to receive fees based on the Master Portfolios' net assets. See "Expenses" below.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP ("PwC"), located at Three Embarcadero Center, San Francisco, CA 94111, serves as the independent registered public accounting firm for MIP. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.

LEGAL COUNSEL. Sidley Austin LLP, located at 787 Seventh Avenue, New York, NY 10019, serves as legal counsel to MIP, BlackRock Funds III and BFA.

POTENTIAL CONFLICTS OF INTEREST. MIP incorporates by reference information concerning potential conflicts of interest from the following section of the
SAI: "Management -  Potential Conflicts of Interest."

EXPENSES. BTC has agreed to bear all costs of the Master Portfolios' and MIP's operations, other than brokerage expenses, management fees, distribution plan expenses, MIP Independent Expenses, litigation expenses, taxes or other extraordinary expenses. BTC has contracted with State Street to provide certain sub-administration services for the Master Portfolios, and BTC pays State Street for these services. Each of BTC and BFA, as applicable, has also contractually undertaken to reimburse or credit the Master Portfolios for MIP Independent Expenses. Expenses attributable only to the Master Portfolios will be charged only against the assets of the Master Portfolios. General expenses of MIP will be allocated among its portfolios in a manner that is proportionate to the Net Assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 20. PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: "Portfolio Managers."

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios' policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: "Portfolio Transactions."

ITEM 22. CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate PRO RATA in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made PRO RATA in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share PRO RATA in the Master Portfolio's net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for interestholders' vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with
Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios' and MIP's pricing of interests from the following section of the
SAI: "Determination of Net Asset Value."

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the NAV thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate NAV of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class, of interests equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate NAV of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate NAV of MIP, as determined from time to time by the Trustees.

ITEM 24. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP's current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor's share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's income, gain, loss, deduction, and credit generally will be included in determining the investor's U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code and regulations promulgated thereunder.

Each Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, it will file appropriate U.S. federal income tax returns.

It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (E.G., distributing to its shareholders a sum equal to at least 90% of the regulated investment company's "investment company taxable income," as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year). Each Master Portfolio shall enable such regulated investment companies to meet their Subchapter M requirements by investing in the Underlying Funds, each of which is treated as either a disregarded entity, non-publicly traded partnership or regulated investment company for U.S. federal income tax purposes.

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor's interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Master Portfolio and includes a disproportionate share of any "unrealized receivables" or inventory that has substantially appreciated in value as provided in Section 751 of the Internal Revenue Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor's interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor's share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by an Underlying Fund in which the Master Portfolio invests on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties.

The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.

"Passive foreign investment corporations" ("PFICs") are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If an Underlying Fund acquires any equity interest (which generally includes not only stock but may also include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, the interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service ("IRS") interest charges on "excess distributions" received by the Master Portfolio from the Underlying Fund that invests in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in Underlying Funds that invest in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the interestholders of the Master Portfolio may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio's investments in Underlying Funds may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company, that invests in a Master Portfolio, to maintain its status under the Internal Revenue Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Internal Revenue Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to "qualified dividend income" of 15%. In general, "qualified dividend income" is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2010. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its PRO RATA share of qualified dividend income realized by the Master Portfolio.

Recently enacted legislation will impose a 3.8% Medicare tax on the net investment income (which includes interest, dividends and capital gains) of U.S. individuals with income exceeding $200,000 or $250,000 if married and filing jointly, and of trust and estates, for taxable years beginning after December 31, 2012.

Other recently enacted legislation will impose a 30% withholding tax on dividends and redemption proceeds paid after

December 31, 2012, to (i) certain foreign financial institutions and investment funds, unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Under some circumstances, a foreign shareholder may be eligible for refunds or credits of such taxes.

The foregoing is not an exhaustive discussion of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 25. UNDERWRITERS.

The exclusive placement agent for the Master Portfolios is BRIL, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

In addition, BRIL provides certain compliance related, sales related and other services for MIP pursuant to a Service Standards Agreement with BTC, and BTC compensates BRIL for these services.

ITEM 26. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27. FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm's reports for the BlackRock Funds III Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2009 are included in the Master Portfolios' Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 10, 2010 and are hereby incorporated by reference. The annual report, which contains the referenced audited financial statements, is available upon request and without charge.

                             MASTER INVESTMENT PORTFOLIO

                                 FILE NO. 811-08162

                                       PART C

                                  OTHER INFORMATION           AMENDMENT NO. 41


ITEM 28.  EXHIBITS.

EXHIBIT      DESCRIPTION
-----------  -----------------------------------------------------------------

  (a)(1) Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the "Registrant," and the series thereof, the "Master Portfolios"), filed December 27, 2006 ("Amendment No. 35").

  (a)(2) Certificate of Trust, incorporated herein by reference to the Registrant's Registration Statement, filed November 15, 1993 and to Amendment No. 7 to the Registration Statement, filed
             August 31, 1998 ("Amendment No. 7").

  (a)(3) Certificate of Amendment to the Certificate of Trust is incorporated herein by reference to Amendment No. 7.

  (a)(4) Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated
             November 17, 2006, is incorporated herein by reference to Amendment No. 39 to the Registrant's Registration Statement, filed December 2, 2009 ("Amendment No. 39").

  (a)(5) Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated
             November 17, 2006, is incorporated herein by reference to Amendment No. 40 to the Registrant's Registration Statement, filed April 30, 2010 ("Amendment No. 40").

  (b)(1) Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to Amendment No. 35.

    (c)      Not applicable.

  (d)(1) Investment Advisory Agreement, dated December 1, 2009, between Registrant and BlackRock Fund Advisors ("BFA") is incorporated herein by reference to Amendment No. 40.

  (d)(2) Schedule A, dated May 19, 2010, to the Investment Advisory Agreement between Registrant and BFA is filed herein.

  (d)(3) Master Advisory Fee Waiver Agreement, dated December 1, 2009, between Registrant and BFA is incorporated herein by reference to Amendment No. 40.

  (d)(4) Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between Registrant and BFA is filed herein.

  (d)(5) Fee Waiver Agreement, between Registrant and BFA to be filed by amendment.

  (e)(1) Placement Agency Agreement between Registrant with respect to certain series thereof and SEI Investments Distributor Co. ("SEI") is incorporated herein by reference to Amendment No. 33.

  (e)(2) Amended Schedule I to the Placement Agency Agreement between Registrant and SEI is incorporated herein by reference to Amendment No. 37 to the Registrant's Registration Statement, filed April 29, 2008 ("Amendment No. 37").

  (e)(3) Placement Agency Agreement between Registrant with respect to certain series thereof and BlackRock Investments, LLC ("BRIL") is filed herein.

    (f)      Not applicable.

  (g)(1) Custody Agreement between Registrant and Investors Bank & Trust Co. ("IBT")/1/, dated October 21, 1996, on behalf of each Master Portfolio is incorporated by reference to Amendment No. 13 to the Registrant's Registration Statement, filed December 8, 2000.

  (g)(2) Amendment, dated June 1, 2001, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 33 to the Registrant's Registration Statement, filed May 1, 2006

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

             (Amendment No. 33).

  (g)(3) Amendment, dated March 28, 2003, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 33.

  (g)(4) Amended Schedule A, dated May 19, 2010, to the Custodian Agreement between Registrant and IBT/1/ to be filed by amendment.

  (g)(5) Revised Master Fee Schedule, dated September 1, 2004, to each of the Sub-Administration Agreement, dated October 21, 1996, and the Custody Agreement dated October 21, 1996, each as amended from time to time, is incorporated by reference to Amendment No. 33.

  (g)(6) Amendment, dated September 1, 2004, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 33.

  (g)(7) Amendment, dated January 1, 2006, to the Custodian Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 34 to the Registrant's Registration Statement, filed July 28, 2006 ("Amendment No. 34").

  (h)(1) Amended and Restated Administration Agreement, dated May 17, 2007, between Barclays Global Investors, N.A. ("BGI")/2/ and Registrant on behalf of each Master Portfolio is incorporated by reference to Amendment No. 33.

  (h)(2) Amended Appendix A, dated May 19, 2010, to the Administration Agreement between BGI/2/ and Registrant on behalf of each Master Portfolio is filed herein.

  (h)(3) Sub-Administration Agreement, dated October 21, 1996, between IBT/1/ and BGI/2/ on behalf of each Master Portfolio is incorporated herein by reference to Amendment No. 9 to the Registrant's Registration Statement, filed February 22, 1999.

  (h)(4) Amendment, dated December 31, 2002, to the Sub-Administration Agreement between IBT/1/ and BGI/2/ is incorporated herein by reference to Amendment No. 33.

  (h)(5) Amendment, dated September 1, 2004, to the Sub-Administration Agreement between IBT/1/ and BGI/2/ is incorporated herein by reference to Amendment No. 33.

  (h)(6) Amendment, dated January 1, 2006, to the Sub-Administration Agreement between IBT/1/ and BGI/2/ is incorporated herein by reference to Amendment No. 34.

  (h)(7) Amendment, dated January 1, 2007, to the Sub-Administration Agreement between IBT/1/ and BGI/2/ filed as Exhibit (h)(6) is incorporated herein by reference to Amendment No. 36 to the Registrant's Registration Statement, filed April 30, 2007 ("Amendment No. 36").

  (h)(8) Revised Master Fee Schedule, dated September 1, 2004, to each of the Sub-Administration Agreement and the Custody Agreement, each as amended from time to time, is incorporated herein by reference to Amendment No. 33.

  (h)(9) Amended and Restated Securities Lending Agency Agreement, dated November 2, 2009, between Registrant and BGI/2/ filed as Exhibit
             (h)(8) is incorporated herein by reference to Amendment No. 40.

  (h)(10) Schedule A and Exhibit A to the Amended and Restated Securities Lending Agency Agreement between Registrant and BGI/2/ to be filed by amendment

  (h)(11) Transfer Agency Agreement between Registrant with respect to certain series thereof and IBT/1/ is incorporated herein by reference to Amendment No. 34.

  (h)(12) Appendix A, dated March 26, 2008, to the Transfer Agency Agreement between Registrant and IBT/1/ is incorporated herein by reference to Amendment No. 37.

  (h)(13) Independent Expense Reimbursement Agreement among Registrant, Barclays Global Investors Funds/3/, BGI/2/ and Barclays Global Fund Advisors/4/, dated November 13, 2009, is incorporated herein by reference to Amendment No. 40.

    (i)      Consent of Counsel (Sidley Austin LLP) is filed herein.

    (j) Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP) is incorporated herein by reference to Amendment No. 40.

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

    (k)      Not applicable.

    (l)      Not applicable.

    (m) Distribution Plan for the LifePath Master Portfolios is incorporated herein by reference to Amendment No. 37.

    (n)      Not applicable.

  (p)(1) Code of Ethics of Registrant is incorporated herein by reference to Amendment No. 40.

  (p)(2)     Code of Ethics of BFA is incorporated herein by reference to
             Exhibit 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

  (p)(3) Code of Ethics of SEI is incorporated herein by reference to Amendment No. 29 to the Registrant's Registration Statement, filed April 29, 2005.

  (p)(4) Code of Ethics of BlackRock Investments, LLC is incorporated herein by reference to Exhibit 15(b) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

    (q) Powers of Attorney, each dated December 1, 2009, for Richard S. Davis, Henry Gabbay, David O. Beim, Ronald W. Forbes, Dr. Matina
             S. Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Jr., Robert C. Robb, Jr., Kenneth L. Urish, Toby Rosenblatt and Frederick W. Winter is incorporated herein by reference to Amendment No. 39.

ITEM 29.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The chart below identifies persons who, as of May 31, 2010, are controlled by or who are under common control with a Master Portfolio. For purposes of the Investment Company Act of 1940, as amended (the "1940 Act"), any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Each of the companies listed below is organized under the laws of the State of Delaware. As of such date, LifePath 2025 Portfolio, LifePath 2035 Portfolio, LifePath 2045 Portfolio and LifePath 2055 Portfolio have not commenced operations.

                                    PERSONS CONTROLLED BY OR UNDER   PERCENTAGE
                                            COMMON CONTROL           OF VOTING
         MASTER PORTFOLIO             WITH THE MASTER PORTFOLIOS     SECURITIES
----------------------------------  -------------------------------  ----------
  LifePath(R) Retirement Master     CoreAlpha Bond Master Portfolio
            Portfolio                      400 Howard Street             35%
   Master Investment Portfolio          San Francisco, CA 94105
        400 Howard Street
     San Francisco, CA 94105

LifePath 2020 Master Portfolio(R)    Active Stock Master Portfolio
   Master Investment Portfolio             400 Howard Street             29%
        400 Howard Street               San Francisco, CA 94105
     San Francisco, CA 94105

LifePath 2020 Master Portfolio(R)   CoreAlpha Bond Master Portfolio
   Master Investment Portfolio             400 Howard Street             38%
        400 Howard Street               San Francisco, CA 94105
     San Francisco, CA 94105

LifePath 2030 Master Portfolio(R)    Active Stock Master Portfolio
   Master Investment Portfolio             400 Howard Street             30%
        400 Howard Street               San Francisco, CA 94105
     San Francisco, CA 94105

LifePath 2040 Master Portfolio(R)    Active Stock Master Portfolio
   Master Investment Portfolio             400 Howard Street             28%
        400 Howard Street               San Francisco, CA 94105
     San Francisco, CA 94105

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

ITEM 30.  INDEMNIFICATION

Article IX of the Registrant's Second Amended and Restated Agreement and Declaration of Trust provides:

   (a) Subject to the exceptions and limitations contained in paragraph
(b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

   (b) No indemnification shall be provided hereunder to a Covered Person:
(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person's office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

   (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

   (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

   (e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

   The Master Portfolios are advised by BFA, a wholly-owned subsidiary of BlackRock Institutional Trust Company, N.A. ("BTC"), located at 400 Howard Street, San Francisco, CA 94105. BFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

   The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Each of the directors and executive officers of BFA will also have substantial responsibilities as directors and/or officers of BTC. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

ITEM 32.  PRINCIPAL UNDERWRITERS.

(a)

   SEI, the placement agent for certain Master Portfolios, acts as the principal underwriter or placement agent, as applicable for:

SEI Daily Income Trust                     iShares, Inc.
SEI Liquid Asset Trust                     CNI Charter Funds
SEI Tax Exempt Trust                       Oak Associates Funds
SEI Institutional Managed Trust            iShares Trust
SEI Institutional International Trust      Optique Funds, Inc.
The Advisors' Inner Circle Fund            Causeway Capital Management
                                           Trust
The Advisors' Inner Circle Fund II         The Arbitrage Funds
Bishop Street Funds                        The Turner Funds
SEI Asset Allocation Trust                 ProShares Trust
SEI Institutional Investments Trust        Community Reinvestment Act
                                           Qualified Investment Fund
SEI Opportunity Fund, L.P.                 SEI Alpha Strategy Portfolios,
                                           LP
TD Asset Management USA Funds              SEI Structured Credit Fund, LP
Wilshire Mutual Funds, Inc.                BlackRock Funds III
Wilshire Variable Insurance Trust          Global X Funds
Forward Funds                              Veritas Funds

SEI provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services and automated execution, clearing and settlement of securities transactions.

BRIL, the placement agent of certain Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies including certain Master Portfolios of the Registrant:

BBIF Government Securities Fund                BlackRock Master LLC
BBIF Money Fund                                BlackRock Mid Cap Value
                                               Opportunities Series, Inc.
BBIF Tax-Exempt Fund                           BlackRock Multi-State Municipal
                                               Series
BBIF Treasury Fund                             BlackRock Municipal Bond Fund,
                                               Inc.
BIF Government Securities Fund                 BlackRock Municipal Series Trust
BIF Money Fund                                 BlackRock Natural Resources
                                               Trust
BIF Multi-State Municipal Series
Trust                                          BlackRock Pacific Fund, Inc.
BIF Tax-Exempt Fund                            BlackRock Principal Protected
                                               Trust
BIF Treasury Fund                              BlackRock Series Fund, Inc.
BlackRock Balanced Capital Fund, Inc.          BlackRock Series, Inc.
BlackRock Basic Value Fund, Inc.               BlackRock Short-Term Bond
                                               Series, Inc.
BlackRock Bond Allocation Target               BlackRock Utilities and
Shares                                         Telecommunications Fund, Inc.
BlackRock Bond Fund, Inc.                      BlackRock Value Opportunities
                                               Fund, Inc.
BlackRock California Municipal                 BlackRock Variable Series
Series Trust                                   Funds, Inc.

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

BlackRock Equity Dividend Fund                 BlackRock World Income Fund,
                                               Inc.
BlackRock EuroFund                             FDP Series, Inc.
BlackRock Financial Institutions
Series Trust                                   Funds For Institutions Series
BlackRock Focus Growth Fund, Inc.              Global Financial Services
                                               Master LLC
BlackRock Focus Value Fund, Inc                Managed Account Series
BlackRock Fundamental Growth Fund,
Inc.                                           Master Basic Value LLC
BlackRock Funds                                Master Bond LLC
BlackRock Funds II                             Master Focus Growth LLC
BlackRock Funds III                            Master Government Securities LLC
BlackRock Global Allocation Fund,              Master Institutional Money
Inc.                                           Market LLC
BlackRock Global Dynamic Equity Fund           Master Investment Portfolio
BlackRock Global Emerging Markets
Fund, Inc.                                     Master Large Cap Series LLC
BlackRock Global Financial Services
Fund, Inc.                                     Master Money LLC
BlackRock Global Growth Fund, Inc.             Master Tax-Exempt LLC
BlackRock Global SmallCap Fund, Inc.           Master Treasury LLC
BlackRock Healthcare Fund, Inc.                Master Value Opportunities LLC
BlackRock Index Funds, Inc.                    Quantitative Master Series LLC
BlackRock International Value Trust            Ready Assets Prime Money Fund
BlackRock Large Cap Series Funds,              Ready Assets U.S.A. Government
Inc.                                           Money Fund
BlackRock Latin America Fund, Inc.             Ready Assets U.S. Treasury
                                               Money Fund
BlackRock Liquidity Funds                      Retirement Series Trust
                                               Short-Term Bond Master LLC

BRIL also acts as the principal underwriter or placement agent, as applicable, for each of the following closed-end registered investment companies:

BlackRock Fixed Income Value            BlackRock Senior Floating Rate Fund
Opportunities                           II, Inc.
BlackRock Senior Floating Rate Fund,    Master Senior Floating Rate LLC
Inc.

(b)Furnish the information required by the following table with respect to each director, officer or partner of SEI. The business address of each director or officer is One Freedom Valley Drive, Oaks, Pennsylvania 19456.

                            Positions and Offices with    Positions and Offices
          Name                     Underwriter               with Registrant
          ----              --------------------------    ---------------------
William M. Doran          Director                                None
Edward D. Loughlin        Director                                None
Wayne M. Withrow          Director                                None
Kevin Barr                President & Chief Executive
                          Officer                                 None
Maxine Chou               Chief Financial Officer, Chief
                          Operating Officer & Treasurer           None
John Munch                General Counsel & Secretary             None
Karen LaTourette          Chief Compliance Officer,
                          Anti-Money Laundering Officer
                          & Assistant Secretary                   None
Mark J. Held              Senior Vice President                   None
Lori L. White             Vice President & Assistant
                          Secretary                               None
Robert Silvestri          Vice President                          None
John Coary                Vice President & Assistant
                          Secretary                               None
John Cronin               Vice President                          None

Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

                                                             Position(s) and
                          Position(s) and Office(s) with     Office(s) with
          Name                         BRIL                    Registrant
          ----            ------------------------------     ---------------
Laurence Fink             Chairman and Director                   None
Francis Porcelli          Chief Executive Officer and
                          Managing Director                       None
Anne Ackerley             Managing Director                President and Chief

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

                                                             Position(s) and
                          Position(s) and Office(s) with     Office(s) with
          Name                         BRIL                    Registrant
          ----            ------------------------------     ---------------
                                                            Executive Officer
Robert Connolly           General Counsel, Secretary and
                          Managing Director                       None
Paul Greenberg            Treasurer, Chief Financial
                          Officer and Managing Director           None
Rick Froio                Chief Compliance Officer,
                          Assistant Secretary and Director        None
Brian Schmidt             Managing Director                  Vice President
Brenda Sklar              Managing Director                       None
Stephen Hart              Associate                               None
John Blevins              Assistant Secretary and
                          Managing Director                       None
Robert Kapito             Director                                None
Daniel Waltcher           Director                                None

(c) Not applicable.

ITEM 33.  LOCATION OF ACCOUNTS AND RECORDS

   (a) The Registrant maintains accounts, books and other documents required by
Section 31(a) of the 1940 Act and the rules thereunder (collectively, "Records") at the offices of State Street Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116.

   (b) BFA and BTC maintain all Records relating to their services as adviser and administrator, respectively, at 400 Howard Street, San Francisco, California 94105.

   (c) SEI maintains all Records relating to its services as placement agent of certain Master Portfolios at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

   (d) BRIL maintains all Records relating to its services as placement agent of certain Master Portfolios at 40 East 52nd Street, New York, New York 10022.

   (e) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator and transfer agent of certain Master Portfolios at 200 Clarendon Street, Boston, Massachusetts 02116.

ITEM 34.  MANAGEMENT SERVICES

   Other than as set forth under the captions "Item 10. Management, Organization and Capital Structure" in Part A of this Registration Statement, and "Item 17. Management of the Trust" and "Item 19. Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

ITEM 35.  UNDERTAKINGS

   Not applicable.

--------
/1/ On July 2, 2007, State Street Corporation acquired Investors Financial Services Corporation, the parent company of IBT, which provides sub-administrative, custodial and transfer agency services for the Portfolios.
/2/ Prior to December 1, 2009, BlackRock Institutional Trust Company, N.A. was known as BGI.
/3/ Prior to December 1, 2009, BlackRock Funds III was known as Barclays Global Investor Funds.
/4/ Prior to December 1, 2009, BlackRock Fund Advisors was known as Barclays Global Fund Advisors.

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

                                  SIGNATURES

   Pursuant to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Registrant has duly caused this Amendment No. 41 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 21st day of June, 2010.

                                    MASTER INVESTMENT PORTFOLIO

                                    By:  /s/ Anne F. Ackerley
                                         -----------------------------------
                                         Anne F. Ackerley
                                         (President and Chief Executive Officer)

   Pursuant to the requirements of the 1940 Act, this Amendment No. 41 to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

      Signature                  Title                            Date
      ---------                  -----                            ----

      /s/ Anne F. Ackerley       President and Chief Executive    June 21, 2010
      -------------------------  Officer
      Anne F. Ackerley           (Principal Executive Officer)

      /s/ Neal J. Andrews        Chief Financial Officer          June 21, 2010
      -------------------------  (Principal Financial and
      Neal J. Andrews            Accounting Officer)

      Richard S. Davis*          Trustee                          June 21, 2010
      -------------------------
      Richard S. Davis

      Henry Gabbay*              Trustee                          June 21, 2010
      -------------------------
      Henry Gabbay

      David O. Beim*             Trustee                          June 21, 2010
      -------------------------
      David O. Beim

      Ronald W. Forbes*          Trustee                          June 21, 2010
      -------------------------
      Ronald W. Forbes

      Dr. Matina S. Horner*      Trustee                          June 21, 2010
      -------------------------
      Dr. Matina S. Horner

      Rodney D. Johnson*         Trustee                          June 21, 2010
      -------------------------
      Rodney D. Johnson

      Herbert I. London*         Trustee                          June 21, 2010
      -------------------------
      Herbert I. London

      Cynthia A. Montgomery*     Trustee                          June 21, 2010
      -------------------------
      Cynthia A. Montgomery

      Joseph P. Platt, Jr.*      Trustee                          June 21, 2010
      -------------------------
      Joseph P. Platt, Jr.

      Robert C. Robb, Jr.*       Trustee                          June 21, 2010
      -------------------------
      Robert C. Robb, Jr.

      Toby Rosenblatt*
      ------------------------------    Trustee                  June 21, 2010
      Toby Rosenblatt

      Kenneth L. Urish*
      ------------------------------    Trustee                  June 21, 2010
      Kenneth L. Urish

      Frederick W. Winter*
      ------------------------------    Trustee                  June 21, 2010
      Frederick W. Winter

*By:  /s/ Edward B. Baer
      ------------------------------                             June 21, 2010
      Edward B. Baer
      (Attorney-in-Fact)
--------
*  As Attorney-in-Fact pursuant to the powers of attorney, each dated
   December 3, 2009, incorporated herein by reference to Amendment No. 39

                                      EXHIBIT INDEX
           -------------------------------------------------------------------
(d)(2) Schedule A, dated May 19, 2010, to the Investment Advisory Agreement between the Registrant and BFA.

(d)(4) Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between the Registrant and BFA.

(e)(3) Placement Agency Agreement between Registrant with respect to certain series thereof and BRIL.

(h)(2) Amended Appendix A, dated May 19, 2010, to the Administration Agreement between BGI and Registrant on behalf of each Master Portfolio

(i)        Consent of Counsel (Sidley Austin LLP).